Exhibit 99

NEWS RELEASE

For Immediate Release

January 20, 2004

For Further Information Contact:

Gerald R. Francis, CEO

(304) 769-1101

City Holding Company Announces 35% Increase in Annual Earnings

and Resolution of Litigation

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $2.2 billion bank holding company headquartered in Charleston, today announced net income for the fourth quarter 2003 of $10.7 million, or diluted earnings per share of $0.63, compared to $9.4 million, or $0.55 per diluted share, in the fourth quarter of 2002, representing a 13.4% increase in net income and a 14.6% increase in diluted earnings per share. During the fourth quarter of 2003, the Company reported a Return on Assets of 2.08%, a Return on Equity of 22.8%, Net Interest Margin of 4.74%, and an Efficiency Ratio of 56.2%. For the full year, the Company reported net income of $43.7 million, or diluted earnings per share of $2.58 compared with net income of $32.5 million, or $1.90 per diluted share during 2002, representing a 35% increase. For the full year, the Company’s Return on Assets was 2.18%, Return on Equity was 24.5%, Net Interest Margin was 4.65%, and the Efficiency Ratio was 52.1%, placing the Company among the most profitable banks in the United States.

The Company also announced that a tentative settlement has been reached in litigation brought on December 31, 2001 in a derivative action against certain current and former directors and former executive officers of City Holding Company and City National Bank seeking to recover alleged damages on behalf of City Holding Company and City National Bank. After approved by the Circuit Court for Kanawha County, and subject to shareholder notification and final determination of expenses and attorney fees, City expects to receive a settlement from its insurer that will contribute approximately $0.16 to $0.19 per share after-tax to earnings in 2004.

During the fourth quarter of 2003, the Company reduced its Allowance for Loan Losses by $1.0 million reflecting continued improvements achieved in the Company’s credit quality. This followed a negative provision for loan losses of $3.3 million during the second quarter of 2003 and a negative provision of $1.9 million in the third quarter of 2003. The Company also recorded a $2.2 million expense associated with redemption of $57.5 million in Trust Preferred Securities on November 7, 2003. This expense represented the issuance costs of the debt that had been amortized over the original thirty- year life of the securities. Additionally, during the fourth quarter of 2003, the Company benefited from a $0.5 million tax credit from the State of West Virginia.

Contributing to the Company’s 34.6% growth in net income during 2003 as compared to 2002, the Company experienced strong growth in targeted loan categories, 4.6% deposit growth, a comparatively high and stable net interest margin, more than 20% growth in non-interest income, and a decrease of more than a 6% in operating expenses. Also, the Company benefited from negative provision for loan losses of $6.2 million as a result of its strong credit quality and improving credit trends as compared to a provision for loan losses of $1.8 million during 2002. The Company also benefited from a $1.6 million legal settlement in the third quarter of 2003, and net recoveries on repossessed assets and associated expenses of $.7 million as compared to net expenses in this category of $0.7 million in 2002. In the fourth quarter of 2003, the Company recognized a $2.2 million expense associated with redemption of $57.5 million in Trust Preferred Securities.

“We are pleased by the Company’s consistent and strong financial performance,” stated Jerry Francis, Chairman, President and CEO of City Holding Company and its primary subsidiary City National Bank of West Virginia. “The Company continues to achieve top decile profitability among its peers, and we are optimistic about our future. The year 2003 was a great one for City on all fronts. The Company experienced over 16% growth in its commercial loan business at a time when other lenders are finding commercial loan growth difficult. Despite a difficult year for originating adjustable rate residential mortgages, the Company experienced nearly 7% growth in residential real estate secured lending due to extraordinary growth of 34% in home equity lending. Deposits were up 4.6% at the end of 2003. Despite our strong loan growth, the Company remains committed to maintaining high standards for loan credit quality, as demonstrated by our maintenance of non-performing assets of only .34% of all loans and OREO – placing us in the top quartile of our peers.”

“Non-interest income net of security gains grew by over 22%, led by more than a 20% growth in bank service charges, which was in turn led by growth in both retail and business checking accounts. Our Totally Free Checking product has been especially well received by the market. The management of our insurance division and our trust division turned in 30% and 18% growth respectively in revenues as well. In fact, the Company now derives nearly 32% of its total revenues from non-interest sources that places it again in the top quartile of peer banks. By year-end, the Company’s run rate for its efficiency ratio was under 50% as a consequence of both revenue growth and absolute decreases in operating expenses, placing City again in the top quartile of its peers. In summary, I am extremely proud of our people who have made 2003 yet another banner year for City characterized by strong growth in assets, deposits, and non interest income while maintaining extremely strong loan quality and continuing to improve efficiencies. Clearly City’s team of employees is one of the best in the industry.”

Net Interest Income

For the fourth quarter of 2003, the Company recorded tax-equivalent net interest income of $22.3 million as compared to $21.5 million in the fourth quarter of 2002, an increase of $0.8 million or 4.0%. The Company’s net interest margin was 4.74% in the fourth quarter of 2003 as compared to 4.68% during the fourth quarter of 2002. On November 7, 2003 the Company exercised its rights to early redemption of $57.5 million in 9.125% Trust Preferred Securities. This redemption had positive impact upon the Company’s net interest income for the fourth quarter. The Company also benefited in the fourth quarter of 2003 from a 2.8% increase in earning assets.

For the full year, the Company recorded tax-equivalent net interest income of $86.6 million as compared to $88.1 million during 2002. The decrease in net interest income can be partially attributed to a 3 basis point decline in the net interest margin from 4.68% on average in 2002 to 4.65% for 2003. This decline in the net interest margin resulted from declining interest rates during 2002 and 2003 which impacted the yield on earning assets more than the Company was able to reduce deposit rates. Further, the Company experienced contraction in average earning assets during the period, from an average of $1.885 billion in 2002 to average earning assets of $1.862 billion during 2003. This decline was caused by the Company’s continuing efforts to exit the indirect auto lending business and to significantly reduce unsecured consumer installment debt that was down $74.8 million on average between 2002 and 2003. However, while earning assets were lower on average during 2003, they steadily increased throughout the year.

Credit Quality

The Company maintained strong credit quality throughout 2003. The Company experienced net charge-offs of $1.0 million during the fourth quarter of 2003 and net charge-offs of $0.9 million for the full year, as compared to net charge-offs of $21.9 million during 2002.

At December 31, 2003, The Company’s non-performing assets were $4.4 million representing just 0.34% of total loans and other real estate outstanding. Non-performing assets remained relatively constant, and at a low level, throughout 2003.

As a result of continuing strength in the Company’s credit experience, the Company recorded a negative provision for loan losses in the fourth quarter of 2003 of $1.0 million and a negative provision for loan losses for the 2003 fiscal year of $6.2 million. The Company believes that its methodology for determining its Allowance for Loan Losses adequately provides for probable losses inherent in the loan portfolio at December 31, 2003 at which date the Allowance for Loan Losses was $21.4 million, or 529% of non-performing loans and 1.66% of total loans.

Non-Interest Income

Non-Interest Income net of security gains was $10.1 million in the fourth quarter of 2003 compared to $8.9 million in the fourth quarter of 2002, representing an increase of 13.4%. This increase was primarily attributable to a 14.3% increase in service charges associated with the bank’s strong retail deposit franchise, and secondarily attributable to 24.1% growth in insurance revenues, 9.8% growth in trust fees, and growth in revenues associated with bank-owned life insurance.

For the full year, non-interest income net of security gains or losses was $39.8 million in 2003 as compared to $32.6 million in 2002. This 22.1% increase can primarily be attributed to a 20.9% increase in service charges for the full year and secondarily to a 30.9% increase in insurance revenues, an 18.1% increase in trust fees, and an increase in bank-owned life insurance revenues. Settlement in favor of the bank of an outstanding legal issue during the third quarter also added $1.6 million in other non-interest income for the year.

During 2003, non-interest income represented 31.9% and 31.7% of total revenues for the fourth quarter and the full year, respectively, where total revenues are defined as net interest income plus non-interest income.

Non-Interest Expenses

Non-interest expenses were $18.0 million in the fourth quarter of 2003 as compared to $16.5 million in the fourth quarter of 2002. The primary reason for the increase was a $2.2 million write-off of the unamortized issuance costs associated with $57.5 million in Trust Preferred Securities that were redeemed on November 7, 2003. These costs, which were incurred in 1998 upon the issuance of the Trust Preferred Securities, had been amortized over the original 30-year life of the securities. After adjusting non-interest expense for the $2.2 million charge, Non-Interest expenses were down 4% against the fourth quarter of 2002.

For the full year, non-interest expenses dropped from $69.8 million for 2002 to $65.4 million in 2003, representing a 6.3% decrease reflecting the Company’s active focus on managing expenses to appropriate levels. The Efficiency Ratio (defined as non-interest expense as a percent of total revenues) was 58.7% in 2002 and declined to 52.1% during 2003. For the full year, the Company benefited from $.691 million in net recoveries on repossessed assets and other real estate owned during 2003 as compared to net expenses associated with these activities of $.664 million during 2002.

Balance Sheet Trends

Total assets at December 31, 2003 were $2.214 billion as compared to $2.048 billion at December 31, 2002. Total Loans at December 31, 2003 were $1.292 billion as compared to $1.204 billion on December 31, 2002, representing growth of 7.3%. Of that growth, $58.8 million is attributable to the conversion of assets held in the form of retained interests into assets held as “previously securitized loans” and discussed further below. Retail real-estate secured loans grew by $46.1 million or 6.7% while commercial loans (including commercial real-estate loans) grew by $58.2 million, or 15.8%. Offsetting this strong growth in targeted loan categories, were reductions in indirect auto loans and unsecured consumer installment loans of $54.5 million, or 48.3% between December 31, 2002 and December 31, 2003. Strategically, the Company has focused on improving the credit quality of its loan portfolio and maintaining the overall profitability of these loans. The Company’s philosophy is to make loans that are both profitable and have acceptable credit quality. The Company believes that its indirect auto loan and unsecured installment credit portfolios have not traditionally satisfied these objectives, and discontinued this lending activity during 2001.

Total Investment Securities increased from $517.8 million at December 31, 2002 to $705.0 million at December 31, 2003. This increase took place primarily in the fourth quarter and was part of a strategy adopted by the Company to balance its net interest income under alternative interest rate scenarios. These assets were funded partially through the use of in-market retail CD’s and partially through fixed rate non-deposit borrowing. The Company continues to believe that it will positively benefit from rising interest rates, should those occur.

Total deposits were $1.637 billion at December 31, 2003 as compared to $1.565 billion at December 31, 2002, an increase of 4.6%. Approximately 50% of that increase has been in retail CD’s and the remainder in the form of interest bearing and non-interest bearing transaction accounts.

In total, interest-bearing non-deposit funding increased from $285.7 million on December 31, 2002 to $359.2 million on December 31, 2003. During the fourth quarter of 2003, the Company redeemed $57.5 million in trust preferred securities shown on the balance sheet at December 31, 2002 as Corporation-obligated mandatorily redeemable capital securities of subsidiary trusts holding solely subordinated debentures of the City Holding Company. The Company continues to have $30 million of these liabilities, which have been re-classified as long-term debt in accordance with newly issued accounting guidance, Financial Accounting Standards Board Interpretation Number 46. The decrease in funding using trust preferred securities was offset by increased borrowings from the Federal Home Loan Bank of Pittsburgh during the fourth quarter, which also supported the Company’s growth in earning assets.

Retained Interests in Securitized Loans and Previously Securitized Loans

Between 1997 and 1999, the company originated and securitized $760 million in 125% loan to value junior-lien underlying mortgages in six separate pools known as City Capital Home Loan Trust 1997-1, 98-1, 98-2, 98-3, 98-4 and 99-1. The Company has a retained interest in the final cash flows associated with these underlying mortgages after satisfying priority claims. Principal amounts owed to investors in the securitizations are evidenced by securities (i.e., “Notes”). The Notes are subject to redemption, in whole but not in part, at the option of the Company, as owner of the retained interests in the securitization transactions, on or after the date on which the related note balance has declined to 5% or less of the original Note balance. Once the Notes have been redeemed, the Company becomes the beneficial owner of the mortgage loans and records the loans as “Previously Securitized Loans” within the loan portfolio. During 2003, the Company exercised its early redemption option with respect to four of these Trusts. As a result, at December 31, 2003 the Company reported “Previously Securitized Loans” of $58.8 million and assets classified as “Retained Interests” of $34.3 million as compared to “Retained Interests” of $80.9 million at December 31, 2002. The Company has benefited as a result of redeeming these Notes that were paying interest at an average rate of 6.96%. Additionally, the Company’s regulatory capital ratios have been significantly enhanced by the reclassification of “Retained Interests” to “Previously Securitized Loans” as a result of regulations which penalize the ownership of “Retained Interests” for the purposes of calculating regulatory capital.

At November 30, 2003, the most current date that information is available, the outstanding principal balances of the mortgages securitized were approximately $62 million. The outstanding obligation to the purchasers of the priority claims on the two remaining Trusts was $16.2 million with the Company having a “Retained Interest” in the remaining $45.8 million in balances. The Company determines the value of the retained interests using assumptions regarding default rates, prepayment rates, and an appropriate discount rate for assets of similar characteristics. At December 31, 2003 the Company estimates the fair value of these assets to be $40.0 million, compared to the book value of $34.3 million. The Bank is required to accrete the difference between the fair value and the book value over the life of the investment. Therefore, the retained interests accrued at the rate of 19.9% during the fourth quarter of 2003. Similarly, the Company accrued interest on its Previously Securitized Loans at a 22.1% rate during the fourth quarter of 2003. While still including assumptions regarding expected prepayment and default rates, the yield earned on previously securitized loans, as opposed to the retained interest assets, benefited from the early redemption of the related outstanding Notes that were paying interest at an average rate of 6.96% and the elimination of certain administrative fees. During 2003, the Company accrued income of $17.0 million and received cash of $22.5 million on the “Retained Interests” and the “Previously Securitized Loans”.

Forward Looking Information

During the first quarter of 2004, the Company expects to exercise its early redemption option on City Holding Capital Trust 1999-1. As a result, the Company anticipates that it will experience increased income associated with its ownership of “Retained Interests” and “Previously Securitized Loans” through the first quarter of 2004 and that its March 31, 2004 balance sheet will include Retained Interests of approximately $1.6 million and Previously Securitized Loan balances of $93.2 million. These balances will then decline as loans are paid off by the borrowers. At present, and based upon its assumptions about prepayment speeds, the Company believes that outstanding balances of these previously securitized loans as well as the remaining retained interests will be:

December 31, 2004             $73 million

December 31, 2005             $51 million

December 31, 2006             $38 million

December 31, 2007             $29 million

The Company’s current performance has also been positively affected by its success since 2002 in achieving low levels of non-performing assets and net charge-offs. The improved credit quality led the Company to recognize negative provision expense during 2003 of $6.2 million. The opportunity to continue to record a negative provision for loan losses is clearly not a recurring phenomenon and is in contrast to most of the Company’s competitors whose credit quality requires them to provide for loan losses on a quarterly basis. Likewise, the Company may be required to provide for loan losses in future periods.

Liquidity and Capitalization

On November 7, 2003 the Company redeemed $57.5 million in Trust Preferred Securities that were treated as regulatory capital by the Company’s primary regulators. Nevertheless, at December 31, 2003, ratios that measure the adequacy of the Company’s liquidity and capital remain very strong compared to the Company’s peers. With respect to liquidity, the Company’s loan to deposit ratio was 78.9% and the loan to asset ratio was 58.4%. The Company maintained investment securities totaling 31.8% of assets at December 31, 2003. Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 44.3% of assets at December 31, 2003. Time deposits fund 29.6% of assets, but very few of these deposits are in accounts of more than $250 thousand reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. Capitalization, as measured by average equity to average assets, significantly increased from 8.30% during the fourth quarter of 2002 to 9.12% during the fourth quarter of 2003 as a result of the Company’s strong earnings and despite the November 7, 2003 redemption of $57.5 million in Trust Preferred Securities that were considered a form of regulatory capital. With respect to regulatory capital, at December 31, 2003, the Company’s Leverage Ratio is 10.07%, the Tier I Capital ratio is 12.00%, and the Total risk-based Capital ratio is 13.25% – significantly above levels required to be considered “Well Capitalized”, which are 5%, 6%, and 10% respectively.

The Company has declared a fourth quarter dividend of $0.20 per common share payable on January 31, 2004, to shareholders of record on January 15, 2004, representing a 33% increase over the fourth quarter of 2002.

City Holding Company is the parent company of City National Bank of West Virginia. In addition to the Bank, City National Bank operates CityInsurance Professionals, an insurance agency offering a full range of insurance products and services.

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in the Company’s actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality, or conversely, the Company may incur less, or even negative, loan loss provision due to positive credit quality trends in the future; (2) the Company may not continue to experience significant recoveries of previously charged-off loans and the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on its retained interests in securitized mortgages or previously securitized loans causing the yields on these assets to decline; (4) the Company may not realize the expected cash payments that it is presently accruing from its retained interests in securitized mortgages or its previously securitized loans; (5) the Company could have adverse legal actions of a material nature; (6) the Company may face competitive loss of customers associated with its efforts to increase fee-based revenues; (7) the Company may be unable to manage its expense levels; (8) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (9) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (10) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; and (11) the Company may experience difficulties growing loan and deposit balances. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

CITY HOLDING COMPANY AND SUBSIDIARIES

Financial Highlights

(Unaudited)

	Three Months Ended
	December 31 2003	December 31 2002	Percent Change
Earnings ($000s, except per share data):
Net Interest Income (FTE)	$22,341	$21,492	3.95%
Net Income	10,672	9,408	13.44%
Earnings per Basic Share	0.64	0.56	14.29%
Earnings per Diluted Share	0.63	0.55	14.55%
Key Ratios (percent):
Return on Average Assets	2.08%	1.90%	9.47%
Return on Average Equity	22.79%	22.88%	(0.39)%
Net Interest Margin	4.74%	4.68%	1.28%
Efficiency Ratio	56.22%	54.88%	2.44%
Average Shareholders’ Equity to Average Assets	9.12%	8.30%	9.88%
Risk-Based Capital Ratios (a):
Tier I	12.00%	9.87%	21.61%
Total	13.25%	13.36%	(0.79)%
Common Stock Data:
Cash Dividends Declared per Share	$0.20	$0.15	33.33%
Book Value per Share	11.51	9.93	15.91%
Market Value per Share:
High	37.15	30.20	23.01%
Low	31.50	21.75	44.83%
End of Period	35.06	28.26	24.06%
Price/Earnings Ratio (b)	13.70	12.62	8.56%

(a)	December 31, 2003 risk-based capital ratios are estimated.
(b)	December 31, 2003 price/earnings ratio computed based on annualized fourth quarter 2003 earnings.

	Twelve Months Ended
	December 31 2003	December 31 2002	Percent Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$86,641	$88,120	(1.68)%
Net Income	43,694	32,459	34.61%
Earnings per Basic Share	2.63	1.93	36.27%
Earnings per Diluted Share	2.58	1.90	35.79%
Key Ratios (percent):
Return on Average Assets	2.18%	1.59%	37.11%
Return on Average Equity	24.50%	20.54%	19.28%
Net Interest Margin	4.65%	4.68%	(0.64)%
Efficiency Ratio	52.09%	58.67%	(11.22)%
Average Shareholders’ Equity to Average Assets	8.89%	7.74%	14.86%
Common Stock Data:
Cash Dividends Declared per Share	$0.80	$0.45	77.78%
Market Value per Share:
High	37.15	30.20	23.01%
Low	25.50	12.04	111.79%

CITY HOLDING COMPANY AND SUBSIDIARIES

Financial Highlights

(Unaudited)

Book Value and Market Price Range per Share

	Book Value per Share				Market Price Range per Share
	March 31	June 30	September 30	December 31	Low	High
1998 (a)	$17.18	$18.72	$18.56	$13.09	$30.00	$51.00
1999	13.07	12.85	12.80	11.77	12.50	32.75
2000	11.76	11.72	11.72	9.68	4.88	16.19
2001	8.82	8.70	8.37	8.67	5.13	14.64
2002	8.92	9.40	9.64	9.93	12.04	30.20
2003	10.10	10.74	11.03	11.51	25.50	37.15

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date
1998 (a)	$0.48	$0.49	$0.56	$(0.89)	$0.31
1999	0.31	0.42	0.14	(0.49)	0.37
2000	0.24	0.02	(0.05)	(2.47)	(2.27)
2001	(0.34)	(1.19)	(0.46)	0.45	(1.54)
2002	0.38	0.45	0.53	0.56	1.93
2003	0.56	0.73	0.69	0.64	2.63

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date
1998 (a)	$0.48	$0.49	$0.56	$(0.89)	$0.31
1999	0.31	0.42	0.14	(0.49)	0.37
2000	0.24	0.02	(0.05)	(2.47)	(2.27)
2001	(0.34)	(1.19)	(0.46)	0.45	(1.54)
2002	0.38	0.45	0.52	0.55	1.90
2003	0.55	0.72	0.68	0.63	2.58

(a)	Book value and per share amounts reported through September 30, 1998 are as previously reported by City Holding Company and have not been restated to include the operations of Horizon Bancorp, Inc.

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited) ($ in 000s, except per share data)

	Three Months Ended December 31
	2003	2002
Interest Income
Interest and fees on loans	$21,331	$21,573
Interest on investment securities:
Taxable	5,760	4,906
Tax-exempt	479	635
Interest on retained interests	2,000	3,390
Interest on deposits in depository institutions	11	—
Interest on federal funds sold	—	112

Total Interest Income	29,581	30,616
Interest Expense
Interest on deposits	5,653	6,161
Interest on short-term borrowings	133	1,014
Interest on long-term debt	480	284
Interest on trust preferred securities	1,231	2,006

Total Interest Expense	7,497	9,465

Net Interest Income	22,084	21,151
(Recovery of) provision for loan losses	(1,000)	—

Net Interest Income After Provision for Loan Losses	23,084	21,151
Non-Interest Income
Investment securities gains	287	666
Service charges	7,762	6,790
Insurance commissions	510	411
Trust fee income	379	345
Bank owned life insurance	593	158
Mortgage banking income	60	233
Other income	776	952

Total Non-Interest Income	10,367	9,555
Non-Interest Expense
Salaries and employee benefits	7,916	7,631
Occupancy and equipment	1,550	1,679
Depreciation	1,056	1,288
Professional fees and litigation expense	542	702
Postage, delivery, and statement mailings	584	718
Advertising	578	646
Telecommunications	466	565
Insurance and regulatory	297	189
Office supplies	278	468
Repossessed asset losses (gains) and expenses	19	(3)
Loss on early extinguishment of debt	2,246	—
Other expenses	2,501	2,603

Total Non-Interest Expense	18,033	16,486

Income Before Income Taxes	15,418	14,220
Income Tax Expense	4,746	4,812

Net Income	$10,672	$9,408

Basic Earnings per Share	$0.64	$0.56
Diluted Earnings per Share	$0.63	$0.55
Average Common Shares Outstanding:
Basic	16,641	16,652
Diluted	16,961	16,999

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited) ($ in 000s, except per share data)

	Twelve Months Ended December 31
	2003	2002
Interest Income
Interest and fees on loans	$81,296	$93,380
Interest on investment securities:
Taxable	21,267	19,871
Tax-exempt	2,112	2,701
Interest on retained interests	12,465	12,427
Interest on deposits in depository institutions	114	—
Interest on federal funds sold	36	586

Total Interest Income	117,290	128,965
Interest Expense
Interest on deposits	22,537	29,350
Interest on short-term borrowings	792	2,765
Interest on long-term debt	1,207	1,809
Interest on trust preferred securities	7,249	8,375

Total Interest Expense	31,785	42,299

Net Interest Income	85,505	86,666
(Recovery of) provision for loan losses	(6,200)	1,800

Net Interest Income After Provision for Loan Losses	91,705	84,866
Non-Interest Income
Investment securities (losses) gains	(148)	1,459
Service charges	28,422	23,500
Insurance commissions	2,467	1,884
Trust fee income	1,575	1,334
Bank owned life insurance	1,320	628
Mortgage banking income	517	856
Other income	5,510	4,443

Total Non-Interest Income	39,663	34,104
Non-Interest Expense
Salaries and employee benefits	31,070	31,915
Occupancy and equipment	6,015	6,655
Depreciation	4,411	5,749
Professional fees and litigation expense	2,879	2,857
Postage, delivery, and statement mailings	2,646	3,192
Advertising	2,340	2,568
Telecommunications	1,874	2,404
Insurance and regulatory	1,266	1,656
Office supplies	1,428	1,557
Repossessed asset (gains) losses and expenses	(691)	664
Loss on early extinguishment of debt	2,388	—
Other expenses	9,797	10,572

Total Non-Interest Expense	65,423	69,789

Income Before Income Taxes	65,945	49,181
Income Tax Expense	22,251	16,722

Net Income	$43,694	$32,459

Basic Earnings per Share	$2.63	$1.93
Diluted Earnings per Share	$2.58	$1.90
Average Common Shares Outstanding:
Basic	16,634	16,809
Diluted	16,947	17,072

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited) ($ in 000s)

	Three Months Ended
	December 31, 2003	December 31, 2002
Balance at September 30	$183,463	$160,705
Net income	10,672	9,408
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	545	(117)
Change in underfunded pension liability	(847)	(1,544)
Cash dividends declared ($0.15/share)	—	(2,495)
Cash dividends declared ($0.20/share)	(3,328)	—
Exercise of 19,137 stock options	—	436
Exercise of 5,000 stock options	185	—
Purchase of 38,600 common shares for treasury	—	(1,000)

Balance at December 31	$190,690	$165,393

	Twelve Months Ended
	December 31, 2003	December 31, 2002
Balance at December 31	$165,393	$146,349
Net income	43,694	32,459
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	(2,198)	2,033
Change in underfunded pension liability	(847)	(1,544)
Cash dividends declared ($0.45/share)	—	(7,535)
Cash dividends declared ($0.80/share)	(13,310)	—
Exercise of 72,151 stock options	—	1,104
Exercise of 104,982 stock options	1,216	—
Purchase of 302,400 common shares for treasury	—	(7,473)
Purchase of 118,300 common shares for treasury	(3,258)	—

Balance at December 31	$190,690	$165,393

CITY HOLDING COMPANY AND SUBSIDIARIES

Condensed Consolidated Quarterly Statements of Income

(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	Dec. 31 2003	Sept. 30 2003	June 30 2003	March 31 2003	Dec. 31 2002
Interest income	$29,581	$28,341	$29,669	$29,699	$30,616
Taxable equivalent adjustment	257	271	300	308	341

Interest income (FTE)	29,838	28,612	29,969	30,007	30,957
Interest expense	7,497	7,812	7,991	8,485	9,465

Net interest income	22,341	20,800	21,978	21,522	21,492
Provision for loan losses	(1,000)	(1,900)	(3,300)	—	—

Net interest income after provision for loan losses	23,341	22,700	25,278	21,522	21,492
Noninterest income	10,367	10,639	9,419	8,985	9,555
Noninterest expense	18,033	15,405	15,725	16,007	16,486

Income before income taxes	15,675	17,934	18,972	14,500	14,561
Income tax expense	4,746	6,130	6,535	4,840	4,812
Taxable equivalent adjustment	257	271	300	308	341

Net income	$10,672	$11,533	$12,137	$9,352	$9,408

Basic earnings per share	$0.64	$0.69	$0.73	$0.56	$0.56
Diluted earnings per share	0.63	0.68	0.72	0.55	0.55
Cash dividends declared per share	0.20	0.20	0.20	0.20	0.15
Average Common Share (000s):
Outstanding	16,641	16,636	16,622	16,638	16,652
Diluted	16,961	16,953	16,918	16,950	16,999
Net Interest Margin	4.74%	4.50%	4.72%	4.66%	4.68%

CITY HOLDING COMPANY AND SUBSIDIARIES

Non-Interest Income and Non-Interest Expense

(Unaudited) ($ in 000s)

	Quarter Ended
	Dec. 31 2003	Sept. 30 2003	June 30 2003	March 31 2003	Dec. 31 2002
Non-Interest Income:
Service charges	$7,762	$7,285	$7,041	$6,081	$6,790
Insurance commissions	510	604	591	762	411
Trust fee income	379	493	355	348	345
Bank owned life insurance	593	414	156	157	158
Mortgage banking income	60	109	180	168	233
Other income	776	2,544	1,074	1,116	952

Subtotal	10,080	11,449	9,397	8,632	8,889
Investment security gains (losses)	287	(810)	22	353	666

Total Non-Interest Income	$10,367	$10,639	$9,419	$8,985	$9,555

Non-Interest Expense:
Salaries and employee benefits	$7,916	$7,787	$7,629	$7,738	$7,631
Occupancy and equipment	1,550	1,431	1,489	1,545	1,679
Depreciation	1,056	1,055	1,113	1,187	1,288
Professional fees and litigation expense	542	519	981	837	702
Postage, delivery, and statement mailings	584	538	744	780	718
Advertising	578	555	557	650	646
Telecommunications	466	485	518	405	565
Insurance and regulatory	297	318	326	325	189
Office supplies	278	310	405	435	468
Repossessed asset losses (gains) and expenses	19	28	(547)	(191)	(3)
Loss on early exinguishment of debt	2,246	—	142	—	—
Other expenses	2,501	2,379	2,368	2,296	2,603

Total Non-Interest Expense	$18,033	$15,405	$15,725	$16,007	$16,486

Employees (Full Time Equivalent)	701	709	719	722	737
Branch Locations	53	54	54	54	54

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Balance Sheets

($ in 000s)

	December 31 2003	December 31 2002
	(Unaudited)
Assets
Cash and due from banks	$58,216	$64,003
Interest-bearing deposits in depository institutions	5,122	45,315
Federal funds sold	—	20,000

Cash and cash equivalents	63,338	129,318
Investment securities available-for-sale, at fair value	645,663	445,384
Investment securities held-to-maturity, at amortized cost	59,298	72,410

Total investment securities	704,961	517,794
Securities purchased under agreement to resell	—	27,202
Loans:
Residential real estate	446,134	471,806
Home equity	282,481	210,753
Commercial real estate	351,284	273,904
Other commercial	76,167	95,323
Loans to depository institutions	—	20,000
Installment	33,651	64,181
Indirect	24,707	48,709
Credit card	18,979	19,715
Previously securitized loans	58,788	—

Gross Loans	1,292,191	1,204,391
Allowance for loan losses	(21,426)	(28,504)

Net loans	1,270,765	1,175,887
Retained interests	34,320	80,923
Bank owned life insurance	49,214	12,894
Premises and equipment	35,338	37,802
Accrued interest receivable	10,216	11,265
Net deferred tax assets	29,339	35,895
Other assets	16,939	18,931

Total Assets	$2,214,430	$2,047,911

Liabilities
Deposits:
Noninterest-bearing	$309,706	$281,290
Interest-bearing:
Demand deposits	393,443	377,165
Savings deposits	278,117	286,198
Time deposits	655,496	619,927

Total deposits	1,636,762	1,564,580
Federal funds purchased and securities sold under agreement to repurchase	168,403	146,937
Securities sold, not yet purchased	—	26,284
Long-term debt	190,836	25,000
Corporation-obligated mandatorily redeemable capital securities of subsidiary trusts holding solely subordinated debentures of City Holding Company	—	87,500
Other liabilities	27,739	32,217

Total Liabilities	2,023,740	1,882,518
Stockholders’ Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	—	—
Common stock, par value $2.50 per share: 50,000,000 shares authorized; 16,919,248 shares issued and outstanding at December 31, 2003 and 2002, including 274,881 and 261,563 shares in treasury	42,298	42,298
Capital surplus	57,364	59,029
Retained earnings	96,460	66,076
Cost of common stock in treasury	(6,803)	(6,426)
Accumulated other comprehensive income:
Unrealized gain on securities available-for-sale	3,762	5,960
Underfunded pension liability	(2,391)	(1,544)

Total Accumulated Other Comprehensive Income	1,371	4,416

Total Stockholders’ Equity	190,690	165,393

Total Liabilities and Stockholders’ Equity	$2,214,430	$2,047,911

CITY HOLDING COMPANY AND SUBSIDIARIES

Loan Portfolio

(Unaudited) ($ in 000s)

	Dec. 31 2003	Sept. 30 2003	June 30 2003	March 31 2003	Dec. 31 2002
Residential real estate	$446,134	$448,455	$452,014	$463,813	$471,806
Home equity	282,481	272,091	253,178	232,048	210,753
Commercial real estate	351,284	317,549	301,321	288,724	273,904
Other commercial	76,167	79,090	85,356	88,824	95,323
Loans to depository institutions	—	—	—	—	20,000
Installment	33,651	39,466	46,877	53,488	64,181
Indirect	24,707	29,074	35,059	41,475	48,709
Credit card	18,979	19,133	19,155	18,780	19,715
Previously securitized loans	58,788	37,339	4,933	—	—

Gross Loans	$1,292,191	$1,242,197	$1,197,893	$1,187,152	$1,204,391

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Average Balance Sheets, Yields, and Rates

(Unaudited) ($ in 000s)

	Three Months Ended December 31,
	2003			2002
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Loan portfolio:
Residential real estate	$449,765	$7,127	6.34%	$476,055	$8,673	7.29%
Home equity	277,736	3,006	4.33%	198,288	2,558	5.16%
Commercial real estate	329,013	4,784	5.82%	266,616	4,650	6.98%
Other commercial	78,875	1,057	5.36%	101,020	1,730	6.85%
Loans to depository institutions	—	—	—	32,717	149	1.82%
Installment	36,475	1,064	11.67%	69,558	2,003	11.52%
Indirect	26,785	742	11.08%	52,395	1,298	9.91%
Credit card	18,791	558	11.88%	19,108	512	10.72%
Previously securitized loans	54,141	2,993	22.11%	—	—	—

Total loans	1,271,581	21,331	6.71%	1,215,757	21,573	7.10%
Securities:
Taxable	531,308	5,760	4.34%	459,271	4,906	4.27%
Tax-exempt	39,292	736	7.49%	49,650	976	7.86%

Total securities	570,600	6,496	4.55%	508,921	5,882	4.62%
Retained interest in securitized loans	40,287	2,000	19.86%	80,390	3,390	16.87%
Deposits in depository institutions	4,465	11	0.99%	—	—	—
Federal funds sold	—	—	—	30,800	112	1.45%

Total interest-earning assets	1,886,933	29,838	6.33%	1,835,868	30,957	6.74%
Cash and due from banks	47,190			59,644
Bank premises and equipment	35,817			38,523
Other assets	107,409			76,224
Less: Allowance for loan losses	(23,153)			(29,045)

Total assets	$2,054,196			$1,981,214

Liabilities:
Interest-bearing demand deposits	$392,314	$583	0.59%	$365,692	$504	0.55%
Savings deposits	281,689	375	0.53%	289,623	490	0.68%
Time deposits	647,554	4,694	2.90%	629,725	5,167	3.28%
Short-term borrowings	104,427	133	0.51%	120,909	1,014	3.35%
Long-term debt	61,902	481	3.11%	25,000	284	4.54%
Trust preferred securities	53,580	1,231	9.19%	87,500	2,006	9.17%

Total interest-bearing liabilities	1,541,466	7,497	1.95%	1,518,449	9,465	2.49%
Noninterest-bearing demand deposits	300,905			272,485
Other liabilities	24,512			25,784
Stockholders’ equity	187,313			164,496

Total liabilities and stockholders’ equity	$2,054,196			$1,981,214

Net interest income		$22,341			$21,492

Net yield on earning assets			4.74%			4.68%

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Average Balance Sheets, Yields, and Rates

(Unaudited) ($ in 000s)

	Twelve Months Ended December 31,
	2003			2002
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Loan portfolio:
Residential real estate	$455,971	$30,583	6.71%	$533,544	$39,982	7.49%
Home equity	251,135	11,165	4.45%	156,639	8,736	5.58%
Commercial real estate	301,494	18,448	6.12%	264,316	19,907	7.53%
Other commercial	84,738	4,988	5.89%	116,445	7,985	6.86%
Loans to depository institutions	4,658	78	1.67%	9,247	167	1.81%
Installment	47,121	5,349	11.35%	91,317	9,542	10.45%
Indirect	35,449	3,868	10.91%	66,039	5,130	7.77%
Credit card	18,925	2,268	11.98%	18,343	1,931	10.53%
Previously securitized loans	20,426	4,549	22.27%	—	—	—

Total loans	1,219,917	81,296	6.66%	1,255,890	93,380	7.44%
Securities:
Taxable	517,728	21,267	4.11%	462,142	19,871	4.30%
Tax-exempt	43,709	3,248	7.43%	53,558	4,155	7.76%

Total securities	561,437	24,515	4.37%	515,700	24,026	4.66%
Retained interest in securitized loans	66,662	12,465	18.70%	76,450	12,427	16.26%
Deposits in depository institutions	10,778	114	1.06%	—	—	—
Federal funds sold	3,406	36	1.06%	36,627	586	1.60%

Total interest-earning assets	1,862,200	118,426	6.36%	1,884,667	130,419	6.92%
Cash and due from banks	45,831			59,415
Bank premises and equipment	36,289			40,455
Other assets	89,549			93,419
Less: Allowance for loan losses	(26,877)			(35,792)

Total assets	$2,006,992			$2,042,164

Liabilities:
Interest-bearing demand deposits	$385,882	$2,174	0.56%	$371,847	$2,105	0.57%
Savings deposits	287,823	1,606	0.56%	299,958	2,823	0.94%
Time deposits	627,741	18,756	2.99%	672,030	24,422	3.63%
Short-term borrowings	99,567	792	0.80%	114,810	2,765	2.41%
Long-term debt	31,068	1,208	3.89%	33,506	1,809	5.40%
Trust preferred securities	78,879	7,249	9.19%	87,500	8,022	9.17%
Trust preferred securities accrued interest	—	—	—	3,868	353	9.13%

Total interest-bearing liabilities	1,510,960	31,785	2.10%	1,583,519	42,299	2.67%
Noninterest-bearing demand deposits	292,075			273,947
Other liabilities	25,585			26,687
Stockholders’ equity	178,372			158,011

Total liabilities and stockholders’ equity	$2,006,992			$2,042,164

Net interest income		$86,641			$88,120

Net yield on earning assets			4.65%			4.68%

CITY HOLDING COMPANY AND SUBSIDIARIES

Analysis of Risk-Based Capital

(Unaudited) ($ in 000s)

	Dec. 31 2003 (a)	Sept. 30 2003	June 30 2003	March 31 2003	Dec. 31 2002
Tier I Capital:
Stockholders’ equity	$191,537	$183,463	$178,571	$167,877	$165,393
Goodwill and other intangibles	(6,459)	(6,510)	(6,574)	(6,652)	(6,730)
Accumulated other comprehensive income	(2,218)	(1,673)	(5,134)	(3,357)	(4,416)
Qualifying trust preferred stock	30,000	60,597	57,812	54,840	53,659
Excess retained interests	—	—	(23,809)	(29,169)	(28,946)
Excess deferred tax assets	(7,490)	(7,731)	(9,048)	(14,477)	(15,104)

Total tier I capital	$205,370	$228,146	$191,818	$169,062	$163,856

Total Risk-Based Capital:
Tier I capital	$205,370	$228,146	$191,818	$169,062	$163,856
Qualifying allowance for loan losses	21,426	23,436	24,759	24,139	24,068
Qualifying trust preferred stock	—	26,903	29,688	32,660	33,841

Total risk-based capital	$226,796	$278,485	$246,265	$225,861	$221,765

Net risk-weighted assets	$1,711,852	$1,783,444	$1,654,924	$1,650,156	$1,660,489
Ratios:
Average stockholders’ equity to average assets	9.12%	9.23%	8.65%	8.53%	8.30%
Risk-based capital ratios:
Tier I capital	12.00%	12.79%	11.59%	10.25%	9.87%
Total risk-based capital	13.25%	15.62%	14.88%	13.69%	13.36%
Leverage capital	10.07%	11.50%	9.81%	8.75%	8.49%

(a)	December 31, 2003 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES

Intangibles

(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	Dec. 31 2003	Sept. 30 2003	June 30 2003	March 31 2003	Dec. 31 2002
Intangibles, net	$6,459	$6,510	$6,574	$6,652	$6,730
Intangibles amortization expense	51	64	78	78	78

CITY HOLDING COMPANY AND SUBSIDIARIES

Summary of Loan Loss Experience

(Unaudited) ($ in 000s)

	Quarter Ended
	Dec. 31 2003	Sept. 30 2003	June 30 2003	March 31 2003	Dec. 31 2002
Balance at beginning of period	$23,436	$26,092	$28,910	$28,504	$28,623
Charge-offs:
Commercial	158	497	2	532	565
Real estate—mortgage	437	316	531	594	421
Installment	715	678	676	1,007	1,187
Overdraft deposit accounts	583	596	501	—	—

Total charge-offs	1,893	2,087	1,710	2,133	2,173
Recoveries:
Commercial	323	683	1,309	929	490
Real estate—mortgage	135	191	307	1,178	1,140
Installment	211	249	408	432	424
Overdraft deposit accounts	214	208	168	—	—

Total recoveries	883	1,331	2,192	2,539	2,054

Net charge-offs (recoveries)	1,010	756	(482)	(406)	119
(Recovery of) provision for loan losses	(1,000)	(1,900)	(3,300)	—	—

Balance at end of period	$21,426	$23,436	$26,092	$28,910	$28,504

Loans outstanding	$1,292,191	$1,242,197	$1,197,893	$1,187,152	$1,204,391

Average loans outstanding	1,271,581	1,222,012	1,188,363	1,196,048	1,215,757

Allowance as a percent of loans outstanding	1.66%	1.89%	2.18%	2.44%	2.37%

Allowance as a percent of non-performing loans	529%	551%	701%	1057%	948%

Net charge-offs (recoveries) (annualized) as a percent of average loans outstanding	0.32%	0.25%	(0.16)%	(0.14)%	0.04%

CITY HOLDING COMPANY AND SUBSIDIARIES

Summary of Non-Performing Assets

(Unaudited) ($ in 000s)

	Dec. 31 2003	Sept. 30 2003	June 30 2003	March 31 2003	Dec. 31 2002
Nonaccrual loans	$2,140	$2,509	$1,919	$2,148	$2,126
Accruing loans past due 90 days or more	1,195	1,229	1,744	588	880
Previously securitized loans past due 90 days or more	717	516	61	—	—
Restructured loans	—	—	—	—	—

Total non-performing loans	4,052	4,254	3,724	2,736	3,006
Other real estate owned	312	477	623	387	403

Total non-performing assets	$4,364	$4,731	$4,347	$3,123	$3,409

Non-performing assets as a percent of loans and other real estate owned	0.34%	0.38%	0.36%	0.26%	0.28%